UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	333-164517	14-1820954
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1112 Weston Road, Unit 278

Weston, Florida 33326

(Address of principal executive offices)

(847) 386-1384

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 19, 2012, the board of directors (the “Board”) of American Scientific Resources, Inc. (the “Company”) appointed Mr. Paul Cohen to serve as a member of the Board until the next annual stockholders’ meeting. Below is a description of Mr. Cohen’s relevant business experience:

Paul Cohen, Director, age 66

Paul Cohen is currently a member of the Board.  Mr.  Cohen has 42 years of broad based international expertise in manufacturing, sourcing, product development, marketing, operations, production and distribution. From 2000 to 2011, Mr. Cohen was the senior vice president at China Ting Fashion Group (USA) LLC, a highly respected, major Asian manufacturing facility which is a publicly traded company on the Hong Kong stock exchange (“ChinaTing USA”). At ChinaTing USA, Mr. Cohen designed and opened the USA headquarters for the company, hired all personnel and created marketing strategies to build a multi-million dollar business. Prior to joining ChinaTing USA, from 1998 to 2000, Mr. Cohen served as Senior Vice President, Business Development at Finity Apparel Group, Inc., a leading brand name manufacturer of better ladies sportswear (“Finity Apparel”). At Finity Apparel, Mr. Cohen was responsible for (i) developing and marketing licensed brands such as Club Med, American Classics, Faberge Apparel and Survivor (television show); (ii) marketing direct manufacturing capabilities; and (iii) developing and managing relationships with major industry retail contacts. Mr. Cohen earned a certificate in textile design and merchandising from the Fashion Institute of Technology in New York City.  The Company believes that Mr. Cohen’s experience in East Asian manufacturing, his marketing expertise and network of contacts will help the Company develop its business strategies and thus he will be a valuable addition to the Board.

Family Relationships

There is no family relationship between Mr. Cohen and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Scientific Resources, Incorporated

Date: January 24, 2012	By:	/s/ Robert T. Faber
Name: Robert T. Faber
Title: Chief Executive Officer

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